UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 19, 2006
HOLLYWOOD MEDIA CORP.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14332	65-0385686

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida		33431

(Address of Principal Executive Office)		(Zip Code)
Registrant’s telephone number, including area code (561) 998-8000
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
     On September 19, 2006, the Compensation Committee of the Board of Directors of the registrant, Hollywood Media Corp. (“Hollywood Media”), approved the payment of cash performance bonuses in the amounts of $250,000 to Mitchell Rubenstein, Hollywood Media’s Chairman and Chief Executive Officer, $150,000 to Laurie S. Silvers, Hollywood Media’s President, and $125,000 to Scott Gomez, Hollywood Media’s Chief Accounting Officer, in recognition of their respective contributions to the sale of Hollywood Media’s wholly-owned subsidiary Baseline Acquisitions Corp (“BAC”) to The New York Times Company. These bonuses were issued in accordance with the discretionary bonus provisions set forth in Section 2.2 of Mr. Rubenstein’s and Ms. Silvers’ respective Employment Agreements with Hollywood Media (as amended) and in Section 3.3(c) of Mr. Gomez’s Employment Agreement with Hollywood Media (as amended), and are payable by Hollywood Media on or prior to September 30, 2006.
     As previously disclosed by Hollywood Media in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2006, on August 25, 2006 Hollywood Media entered into and simultaneously closed on a definitive stock purchase agreement with The New York Times Company, pursuant to which Hollywood Media sold all of the outstanding capital stock of BAC to The New York Times for a cash purchase price of $35,000,000. BAC was the subsidiary of Hollywood Media that owned Hollywood Media’s Baseline StudioSystems business unit and the Germany-based Screenline business.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD MEDIA CORP.
By:	/s/ Mitchell Rubenstein
Mitchell Rubenstein
Chief Executive Officer

Date: September 22, 2006

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